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                                                                EXHIBIT 10C


                              TERM NOTE


$2,400,000                                            March 31, 1995
                                                      Boston, Massachusetts

     FOR VALUE RECEIVED, the undersigned, NUCLEAR METALS, INC., a Massachusetts corporation and CAROLINA METALS, INC., a Delaware corporation (the "Borrowers") hereby jointly and severally promise to pay STATE STREET BANK AND TRUST COMPANY (the "Bank"), or order, at the Bank, TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000) with interest from the date hereof (computed on the actual number of days elapsed over a 360 day year) on the unpaid balance from time to time outstanding at the Prime Rate (as defined in the Credit Agreement referred to below) plus one half percent (1/2%) per annum, such interest to be paid monthly in arrears on the first day of each month commencing May 1, 1995. Payments of principal shall be paid in monthly installments due and payable on the first day of each month commencing May 1, 1995 in the amounts set forth in the Credit Agreement, with a final balloon payment in the amount of all unpaid principal and accrued interest due and payable on October 1, 1996.

     This Note may be at any time or from time to time secured and may be prepaid at any time in whole or in part at the option of the Borrowers, provided that any partial prepayments shall be applied to scheduled payments of principal in the inverse order of maturity.

     This Note is issued pursuant to the Credit Agreement of even date, as amended, modified, supplemented and/or restated from time to time ("Credit Agreement") between the Bank and the Borrowers, and the holder of this Note is entitled to the benefits and rights of the Bank under said Credit Agreement. This Note may become due and payable and matured upon the occurrence of an Event of Default (as defined in the Credit Agreement). The Borrowers agree to pay all reasonable legal fees and other costs of collection of this Note.

     After maturity, or after the occurrence of an Event of Default under the Credit Agreement, and until such Default shall have been cured or waived in writing by Bank, the unpaid principal balance hereof shall bear interest at the Prime Rate (as defined in the Credit Agreement) plus 5%. Prior to the occurrence of an Event of Default, all payments shall be applied first to accrued interest and then to principal. After the occurrence of an Event of Default, payments may be applied in such order as the Bank determines.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the

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holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     All rights and obligations hereunder shall be governed and construed according to the internal statutes and laws of The Commonwealth of Massachusetts from time to time in effect and this Note shall be deemed to be under seal.


                                  NUCLEAR METALS, INC.

WITNESS:
/s/                               By: /s/ James M. Spiezio
- - --------------------------            -------------------------------
                                      Name:
                                      Title: Vice President Finance


                                  CAROLINA METALS, INC.

WITNESS:

/s/                               By: /s/ James M. Spiezio
- - --------------------------            -------------------------------
                                      Name:
                                      Title: President















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